UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2015

Code Rebel Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37377	46-4825060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Ho’okele Street, Suite 102 Kahului, HI		96732
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (808) 871-6496

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2015, Code Rebel Corporation (the “Company” or “Code Rebel”), acquired 100% of the membership interests of ThinOps Resources LLC (“ThinOps”), a Texas limited liability company, pursuant to the terms of a Membership Interest Purchase Agreement (“Purchase Agreement”) among Code Rebel, ThinOps and Thomas M. Moreno, the sole member of ThinOps (the “Member”).  ThinOps Resources is a management and technology consulting services firm based in Houston, Texas, which had revenue of over $2 million in 2014.

The consideration paid by the Company to the Member in the transaction at closing was $9.25 million in cash and stock.  On July 31, 2015, the Company issued approximately 667,511 shares of its common stock with an agreed upon value of $8.5 million (based on the volume weighted average closing price of the Company’s common stock on the Nasdaq Capital Market for the ten trading days immediately preceding the closing date of the Purchase Agreement).  The total consideration paid excludes transaction costs.

The parties to the Purchase Agreement have made customary representations, warranties and covenants therein.  The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Purchase Agreement.  In addition, certain representations and warranties made as of a specified date may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.  For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing description of the ThinOps acquisition is included to provide information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

In connection with the Purchase Agreement, the Company also entered into an employment letter agreement (the “Employment Agreement”) with Thomas M. Moreno to serve as ThinOps’ President.  During the term of his employment, Mr. Moreno will earn an annual base salary of $240,000.  The foregoing description of the Employment Agreement is included to provide information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Shares of Equity Securities.

As described under Item 1.01 of this Current Report on Form 8-K, on July 31, 2015, the Company became obligated to issue approximately 667,511 shares of its common stock with an agreed upon value of $8.5 million (based on the volume weighted average closing price of the Company’s common stock on the Nasdaq Capital Market for the ten trading days immediately preceding the date of the Purchase Agreement) to the Member as part of the total consideration for the purchase of the membership interests of ThinOps.  The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as a private offering.  Such issuance did not involve a public offering, and was made without general solicitation or advertising.  In addition to compliance with securities laws, sales of these shares are subject to restricted stock agreements with each of the Sellers.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit 2.1
Members Interest Purchase Agreement, dated as of July 27, 2015, by and among Code Rebel Corporation, ThinOps Resources LLC, and Thomas M. Moreno, the sole member of ThinOps Resources LLC. (Schedules, exhibits and similar attachments to the Purchase Agreement that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.)

Exhibit 10.1	Employment Letter Agreement, dated as of July 27, 2015, by and between Code Rebel Corporation and Thomas M. Moreno.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2015	CODE REBEL CORPORATION

	By:	/s/ Arben Kryeziu
Arben Kryeziu
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1
Members Interest Purchase Agreement, dated as of July 27, 2015, by and among Code Rebel Corporation, ThinOps Resources LLC, and Thomas M. Moreno, the sole member of ThinOps Resources LLC. (Schedules, exhibits and similar attachments to the Purchase Agreement that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.)

Exhibit 10.1	Employment Letter Agreement, dated as of July 27, 2015, by and between Code Rebel Corporation and Thomas M. Moreno.